Exhibit 99.1
For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com
Volterra Reports Second Quarter 2007 Financial Results
and Announces Stock Repurchase Program
FREMONT, Calif., July 23, 2007 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its second quarter ended June 30, 2007.
Net revenue for the second quarter of 2007 was $18.5 million versus net revenue of $17.6 million for the second quarter of 2006 and net revenue of $17.6 million for the first quarter of 2007. The company incurred a net loss of $2.5 million, or ($0.10) per share (diluted), for the second quarter of 2007, compared with net income of $1.2 million, or $0.05 per share (diluted), for the second quarter of 2006.
Volterra also reported net income (loss) and diluted net income (loss) per share on a non-GAAP basis. Non-GAAP net income (loss) excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net loss was $1.7 million, or ($0.07) per share (diluted), for the second quarter of 2007, compared to non-GAAP net income of $2.2 million, or $0.09 per share (diluted), for the second quarter of 2006.
Volterra also announced that its Board of Directors has approved the repurchase of up to an aggregate of $15 million of its common stock. The repurchase program is expected to begin in August, and the repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. The repurchases shall be made in compliance with applicable rules and regulations and may be made under a plan that complies with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.
“Our second quarter revenues and non-GAAP EPS were in the range that we expected, as revised in our June earnings update in which we discussed the recall and process defect issues we had experienced,” said Volterra President and CEO Jeff Staszak. “We believe we have isolated the cause and contained the financial impact of the process defect which is reflected in this quarter’s financial results.”
Regarding the Company’s repurchase program, Mr. Staszak went on to say, “The challenges of the past quarters have not dimmed our prospects for growth in future design cycles. We believe, at current prices and based on the strong, long-term outlook for our business, our stock is undervalued and the repurchase program is the best available investment for our funds.”
Earnings Conference Call
Volterra will be conducting a conference call today at 5:30 p.m. (Eastern). To access the conference call, investors can dial (800) 218-0204 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2130. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com/. The web cast will be available on the Company’s website until midnight on Monday, August 20, 2007.

A digital replay of the conference call will be available through midnight on Monday, July 30, 2007. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11093319#.
About Volterra Semiconductor Corporation
Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com/.
Non-GAAP Financial Measures
Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:
•	it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•	it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations;

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.
Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as the cumulative effect of accounting changes and restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Forward-Looking Statements:
This press release regarding financial results for the quarter ended June 30, 2007 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain revenue growth or gross margin levels; risks that Volterra’s new products may not be able to be completed in a timely fashion or gain market acceptance; dependence on a limited number of products; risks that one or more of Volterra’s concentrated group of customers may reduce demand or price for Volterra’s products or a particular product; risks that Volterra may not be able to manage its growth; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry’s cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-K filed on March 8, 2007. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net revenue	$18,480	$17,580	$36,033	$33,232
Cost of revenue	12,492	8,834	20,458	16,544

Gross margin	5,988	8,746	15,575	16,688

Operating expenses:
Research and development	5,347	5,965	11,419	11,143
Selling, general and administrative	4,024	2,822	7,482	5,407

Total operating expenses	9,371	8,787	18,901	16,550

(Loss) income from operations	(3,383)	(41)	(3,326)	138
Interest and other income	625	483	1,253	968
Interest and other expense	(50)	(20)	(70)	(40)

(Loss) income before income taxes	(2,808)	422	(2,143)	1,066
Income tax benefit	267	822	218	695

(Loss) income before cumulative effect of accounting change	(2,541)	1,244	(1,925)	1,761
Cumulative effect of accounting change, net	—	—	255	—

Net (loss) income	$(2,541)	$1,244	$(2,180)	$1,761

Net (loss) income per share:
Basic:
Net (loss) income per share before cumulative effect of accounting change	$(0.10)	$0.05	$(0.08)	$0.07
Cumulative effect of accounting change	—	—	0.01	—

Net (loss) income per share	$(0.10)	$0.05	$(0.09)	$0.07

Diluted:
Net (loss) income per share before cumulative effect of accounting change	$(0.10)	$0.05	$(0.08)	$0.07
Cumulative effect of accounting change	—	—	0.01	—

Net (loss) income per share	$(0.10)	$0.05	$(0.09)	$0.07

Weighted average shares outstanding:
Basic	24,560	24,000	24,496	23,934

Diluted	24,560	26,141	24,496	26,183

* Includes stock-based compensation expense as follows:
Cost of revenue	$80	$68	$145	$133
Research and development	561	590	1,169	1,232
Selling, general, and administrative	403	269	906	764

Total stock-based compensation expense	$1,044	$927	$2,220	$2,129

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2007
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$5,988	$(80)	$6,068
Gross margin %	32.4%	-0.4%	32.8%

Operating expenses:
Research and development	$5,347	$561	$4,786
Selling, general and administrative	4,024	403	3,621

Total operating expenses	$9,371	$964	$8,407

Loss from operations	$(3,383)	$(1,044)	$(2,339)
Operating margin %	-18.3%	-5.6%	-12.7%

Annual effective tax rate	10.2%	6.1%	4.1%
Income tax benefit	$267	$195	$72

Net loss	$(2,541)	$(849)	$(1,692)
Diluted net loss per share	$(0.10)	$(0.03)	$(0.07)

	Three Months Ended June 30, 2006
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$8,746	$(69)	$8,815
Gross margin %	49.7%	-0.4%	50.1%

Operating expenses:
Research and development	$5,965	$590	$5,375
Selling, general and administrative	2,822	269	2,553

Total operating expenses	$8,787	$859	$7,928

(Loss) income from operations	$(41)	$(928)	$887
Operating margin %	-0.2%	-5.3%	5.0%

Annual effective tax rate	8.2%	2.8%	5.4%
Income tax benefit	$822	$57	$765

Net income	$1,244	$(985)	$2,229
Diluted net income per share	$0.05	$(0.04)	$0.09

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
Assets

Current assets:
Cash and cash equivalents	$47,565	$41,814
Short-term investments	5,038	9,977
Accounts receivable, net	15,966	13,294
Inventory	7,675	12,589
Prepaid expenses and other current assets	1,530	1,461

Total current assets	77,774	79,135
Property and equipment, net	3,971	4,514
Other assets	60	54

Total assets	$81,805	$83,703

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,249	$8,510
Accrued liabilities	3,522	3,377

Total current liabilities	8,771	11,887
Commitments and contingencies Stockholders’ equity:
Preferred stock	—	—
Common stock	25	24
Additional paid-in capital	106,578	103,181
Accumulated deficit	(33,569)	(31,389)

Total stockholders’ equity	73,034	71,816

Total liabilities and stockholders’ equity	$81,805	$83,703